Exhibit 99.1

Contact:

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617-542-5300

cyno@investorrelations.com

CYNOSURE REPORTS FINANCIAL RESULTS FOR THE

FOURTH QUARTER AND FULL YEAR 2008

Westford, Mass., February 10, 2009 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced financial results for the three and 12 months ended December 31, 2008.

Fourth-Quarter 2008 Financial Results

Consistent with Cynosure’s January 15, 2009 announcement, revenues for the three months ended December 31, 2008 were $25.5 million, reflecting the effect of deteriorating global economic conditions and a weakening credit environment in the aesthetic laser industry. Revenues for the comparable period of 2007 were $36.6 million. Gross margin for the fourth quarter of 2008 was 61.0% of total revenues, compared with 65.9% for the same period in 2007. The decline in gross margin was attributable to pricing pressure and a shift in the geographic product mix in the fourth quarter of 2008, which saw a higher percentage of laser revenue from the company’s international customers than in the comparable quarter of 2007.

Net loss for the fourth quarter of 2008 was $2.5 million, or $0.20 per basic share. For the comparable period of 2007, Cynosure reported net income of $5.3 million, or $0.41 per diluted share. Results for the fourth quarter of 2008 included a bad debt charge of $2.7 million related to uncollectible accounts from certain customers affected by the overall economic environment and the tightening of credit markets, which subsequently caused a number of practitioners to be unable to meet their payment obligations to Cynosure.

On a non-GAAP basis, which excludes stock-based compensation expense and its related income tax effects, the net loss was $1.9 million, or $0.15 per basic share, for the fourth quarter of 2008, compared with non-GAAP net income of $5.9 million, or $0.46 per diluted share, for the fourth quarter of 2007. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to non-GAAP results for the three months ended December 31, 2008 and 2007.

“The global economic downturn has created an extremely challenging environment for the aesthetic industry,” said Cynosure President and Chief Executive Officer Michael Davin. “After achieving 13 consecutive quarters of year-over-year, double-digit percentage revenue growth, our revenue declined sharply in the fourth quarter as a number of prospective customers faced tighter lending standards and some physicians opted to delay planned capital equipment purchases.”

“As previously announced, Cynosure has taken a number of steps to bring expenses in line with current revenue levels,” Davin said. “We have reduced our worldwide headcount by 17%, decreased spending on multiple programs and implemented other cost-control initiatives. Together, we expect these actions to produce an annualized savings of approximately $8 million to $10 million as we work toward managing the business profitably in 2009.”

“Despite the economic headwinds, we believe Cynosure concluded 2008 in a strong competitive position,” Davin said. “During 2008, we extended our track record of innovation with the introduction of three new workstations, including Smartlipo MPX™ for laser lipolysis, Accolade™ for the removal of pigmented lesions, and Affirm CO2™ for advanced ablative therapy. We also rolled out a series of technology enhancements such as the SmartSense™ intelligent energy delivery system and the Affirm Er wavelength for anti-aging applications. For customers, these solutions raise the bar for efficacy and safety in the aesthetic industry, and further differentiate the Cynosure brand.”

Full-Year Results

For the 12 months ended December 31, 2008, revenues increased approximately 12% to $139.7 million from $124.3 million in 2007. Gross margin was 65.1% of total revenues in 2008 compared with 64.2% in 2007. Net income for 2008 was $10.2 million, or $0.80 per diluted share, versus $14.5 million, or $1.15 per diluted share, for 2007.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $14.4 million, or $1.13 per diluted share, for full-year 2008 compared with $18.3 million, or $1.44 per diluted share, in 2007. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to non-GAAP results for the 12 months ended December 31, 2008 and 2007.

Business Outlook

“Looking ahead, we are committed to managing our business profitably and extending our industry leadership in 2009,” Davin said. “Among our goals for the year, we plan to introduce a new flagship workstation at the American Academy of Dermatology Annual Meeting in March; open new direct sales offices in select international markets; and roll out several new technology innovations designed to benefit both aesthetic practitioners and patients.”

“Our emphasis on delivering the most innovative and exciting products through the most efficient distribution channels has served us well,” Davin said. “We plan to invest further in these areas as we navigate this economic downturn, with the aim of emerging as an even stronger competitor. With more than $95 million in cash, cash equivalents, marketable securities and investments at year end, and no long-term debt, we believe we have ample capital to execute our strategy.”

Use of Non-GAAP Financial Measures

To supplement Cynosure’s consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined as non-GAAP financial measures by the SEC: non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. For more information on these non-GAAP financial measures, please see the non-GAAP data included at the end of this release. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s Executive Vice President and Chief Financial Officer, will discuss the fourth quarter and full year 2008 financial results and provide a business outlook.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular lesions, rejuvenate skin through the treatment of shallow vascular and pigmented lesions, liquefy and remove unwanted fat through laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.

For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s expectations and future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues	$25,495	$36,573	$139,662	$124,315
Cost of revenues	10,060	12,472	48,705	44,507

Gross profit	15,435	24,101	90,957	79,808

Operating expenses
Selling and marketing	11,872	12,611	53,062	42,058
Research and development	1,891	1,869	7,497	6,827
General and administrative	6,729	2,975	17,837	11,346

Total operating expenses	20,492	17,455	78,396	60,231

(Loss) income from operations	(5,057)	6,646	12,561	19,577
Interest income, net	521	754	2,498	2,516
Other (expense) income, net	(98)	255	(89)	695

(Loss) income before income taxes	(4,634)	7,655	14,970	22,788
Income tax (benefit) provision	(2,141)	2,349	4,771	8,276

Net (loss) income	$(2,493)	$5,306	$10,199	$14,512

Diluted net (loss) income per share	$(0.19)	$0.41	$0.80	$1.15

Diluted weighted average shares outstanding	12,807	12,806	12,806	12,654

Basic net (loss) income per share	$(0.20)	$0.43	$0.81	$1.21

Basic weighted average shares outstanding	12,698	12,381	12,581	11,993

Condensed Consolidated Balance Sheet (Unaudited)

(In thousands)

	December 31,
	2008	2007
Assets:
Cash, cash equivalents and marketable securities	$74,369	$86,097
Accounts receivable, net	25,156	24,124
Amounts due from related parties	40	8
Inventories	30,248	22,442
Deferred tax asset, current portion	6,825	4,161
Prepaid expenses and other current assets	4,331	4,425

Total current assets	140,969	141,257
Property and equipment, net	8,422	7,146
Long-term investments and related financial instruments	21,082	—
Other noncurrent assets	2,649	1,441

Total assets	$173,122	$149,844

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$20,697	$20,790
Amounts due to related parties	6,083	2,311
Deferred revenue	4,296	3,939
Capital lease obligations	398	485

Total current liabilities	31,474	27,525

Capital lease obligations, net of current portion	407	794
Deferred revenue, net of current portion	436	421
Other long-term liabilities	451	226

Total stockholders’ equity	140,354	120,878

Total liabilities and stockholders’ equity	$173,122	$149,844

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Gross profit	$15,435	$24,101	$90,957	$79,808

Non-GAAP adjustments to gross profit:
Stock-based compensation	127	104	537	373

Total non-GAAP adjustments to gross profit	127	104	537	373

Non-GAAP gross profit	$15,562	$24,205	$91,494	$80,181

	Three Months Ended December 31		Year Ended December 31,
	2008	2007	2008	2007
(Loss) income from operations	$(5,057)	$6,646	$12,561	$19,577

Non-GAAP adjustments to (loss) income from operations:
Stock-based compensation	1,616	1,494	7,279	5,777

Total non-GAAP adjustments to (loss) income from operations	1,616	1,494	7,279	5,777

Non-GAAP (loss) income from operations	$(3,441)	$8,140	$19,840	$25,354

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net (loss) income	$(2,493)	$5,306	$10,199	$14,512

Non-GAAP adjustments to net (loss) income:
Stock-based compensation	1,547	1,494	7,422	5,777
Income tax provision from IRS Audit	—	—	—	702
Income tax effect of non-GAAP adjustments	(941)	(945)	(3,201)	(2,710)

Total non-GAAP adjustments to net (loss) income	606	549	4,221	3,769

Non-GAAP net (loss) income	$(1,887)	$5,855	$14,420	$18,281

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Diluted net (loss) income per share	$(0.19)	$0.41	$0.80	$1.15

Stock-based compensation	0.12	0.12	0.58	0.46
Income tax provision from IRS Audit	—	—	—	0.06
Income tax effect of non-GAAP adjustments	(0.08)	(0.07)	(0.25)	(0.21)

Total non-GAAP adjustments to net (loss) income	0.04	0.04	0.33	0.30

Non-GAAP diluted net (loss) income per share	$(0.15)	$0.46	$1.13	$1.44

Weighted average shares used to compute diluted net (loss) income per share	12,807	12,806	12,806	12,654

Weighted average shares used to compute non-GAAP diluted net (loss) income per share	12,807	12,806	12,806	12,654